                                                                  EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
United States Filter Corporation:

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-63529) and related Prospectus of United States Filter Corporation for the registration of its Exchange Remarketable or Redeemable Securities and to the incorporation by reference herein of our report dated June 1, 1998 and subsequent report dated June 1, 1998, except as to the acquisition of Culligan described in notes 9 and 21, which is as of June 15, 1998, relating to the consolidated balance sheets of United States Filter Corporation and subsidiaries as of March 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1998 which reports appear in the March 31, 1998 Annual Report on Form 10-K and Current Report on Form 8-K/A dated June 15, 1998, respectively, of United States Filter Corporation, filed with the Securities and Exchange Commission.


/s/ KPMG Peat Marwick LLP

Orange County, California

October 27, 1998